UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):  February 04, 2008

SUNRISE MINING CORPORAION
(Exact name of registrant as specified in its charter)

NEVADA	000-52518	20-8051714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 West Valley Blvd, Suite 6-399, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 407-2618

                                            N/A                                          .
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Section 5    Corporate Governance and Change in Control

ITEM 5.03   Amendments   to  Articles  of  Incorporation  or  Bylaws; change in Fiscal Year

Sunrise Mining Corporation ("SMC" intends to change its corporate name to Sunrise Holding Limited by filing an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in the near future.

The Board of Directors and the stockholders representing a majority of the issued and outstanding voting stock of SMC have approved of the amendment of the Articles of Incorporation by written consent dated February 04, 2008, subject to the approval of the Schedule 14C to be filed by SMC with the U.S. Securities & Exchange Commission and its distribution to the stockholders of SMC.

ITEM 5.06    Change of Shell Company Status

As a result of the completion of the SMC's Regulation S offering of its common stock and warrants completed on January 3, 2008, in which SMC raised $3,000,000 (U.S.), SMC is no longer considered to be a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Mining Corporation
Date: February 7, 2008
By:
/s/ Xuguang Sun
Xuguang Sun, President and Chief Executive Officer